ADVISERS MANAGERS TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A



SERIES                                          Date Added to Agreement


AMT Growth Investments                                  May 1, 1995

AMT Partners Investments                                May 1, 1995

AMT Balanced Investments                                May 1, 1995

AMT Government Income Investments                       May 1, 1995

AMT Limited Maturity Bond Investments                   May 1, 1995

AMT Liquid Asset Investments                            May 1, 1995

AMT International Investments                           May 1, 1997

AMT Guardian Investments                                October 15, 1997

AMT Mid-Cap Growth Investments                          October 15, 1997




Dated: October 15, 1997

                             ADVISERS MANAGERS TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE B


         Compensation pursuant to Paragraph 3 of the Advisers Managers Trust Management Agreement shall be calculated in accordance with the following schedules:

AMT Growth Investments
AMT Partners Investments
AMT Balanced Investments
AMT GuardIan Investments
AMT Mid-Cap Growth Investments

0.55% on the first $250 million of average daily net assets 0.525% on the next $250 million of average daily net assets 0.50% on the next $250 million of average daily net assets 0.475% on the next $250 million of average daily net assets 0.450% on the next $500 million of average daily net assets 0.425% on average daily net assets in excess of $1.5 billion

AMT Government Income Investments

0.35% on the first $500 million of average daily net assets 0.325% on the next $500 million of average daily net assets 0.30% on the next $500 million of average daily net assets 0.275% on the next $500 million of average daily net assets 0.25% on average daily net assets in excess of $2 billion

AMT Limited Maturity Bond Investments
AMT Liquid Asset Investments

0.25% on the first $500 million of average daily net assets 0.225% on the next $500 million of average daily net assets 0.20% on the next $500 million of average daily net assets 0.175% on the next $500 million of average daily net assets 0.15% on average daily net assets in excess of $2 billion

AMT International Investments

0.85% of the first $250 million of the average daily net assets 0.825% of the next $250 million of the average daily net assets 0.80% of the next $250 million of the average daily net assets 0.775% of the next $250 million of the average daily net assets 0.75% of the next $500 million of the average daily net assets 0.725% on average daily net assets in excess of $1.5 billion




DATED:   October 15, 1997